Registration No. 333-_____
As filed with the Securities and Exchange Commission on November 8, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
________________________________

SKYWATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	37-1839853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2401 East 86th Street Bloomington, Minnesota 55425
(Address of principal executive offices, including zip code)

SkyWater Technology, Inc. 2021 Equity Incentive Plan SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Thomas Sonderman
Chief Executive Officer
SkyWater Technology, Inc.
2401 East 86th Street
Bloomington, Minnesota 55425
(952) 851-5200
(Name, address, including zip code and telephone number, including area code, of agent for service)
with a copy to: John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
_______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_______________________

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
The purpose of this Registration Statement is to register (i) 4,222,000 additional shares of common stock of SkyWater Technology, Inc. (the “Company”) in connection with the SkyWater Technology, Inc. 2021 Equity Incentive Plan, as amended and restated, and (ii) 750,000 additional shares of common stock of the Company in connection with the SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan, as amended and restated.
Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-255414), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.
PART II    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.        Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation of SkyWater Technology, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the SEC on April 12, 2021).

4.2	Bylaws of SkyWater Technology, Inc. (incorporated by reference to the Company's Registration Statement on Form S-1 filed with the SEC on April 12, 2021).

4.3	SkyWater Technology, Inc. 2021 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2023).

4.4	SkyWater Technology, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2023).

5	Opinion of Foley & Lardner LLP (including consent of counsel).

23.1	Consent of Foley & Lardner LLP (filed as part of Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).

24	Powers of Attorney of Directors of SkyWater Technology, Inc.

107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on November 8, 2023.

SKYWATER TECHNOLOGY, INC.

By:	/s/ Thomas Sonderman
Thomas Sonderman Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 8, 2023.

Signature	Title

/s/ Thomas Sonderman	Chief Executive Officer and Director (Principal Executive Officer)
Thomas Sonderman

/s/ Steve Manko	Chief Financial Officer (Principal Financial and Accounting Officer)
Steve Manko

*	Director
Edward M. Daly

*	Director
Nancy Fares

*	Director
Gregory B. Graves

*	Director
John T. Kurtzweil

*	Director
Chunyi Leong

*	Director
Thomas R. Lujan

*	Director
Gary J. Obermiller

*	Director
Loren A. Unterseher

*By:	/s/ Thomas Sonderman
Thomas Sonderman Attorney-in-fact